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                                                                   EXHIBIT 23.5

                        CONSENT OF SALOMON BROTHERS INC

  We hereby consent to the use of our name and the description of our opinion letter, dated the date of the Proxy/Statement Prospectus referred to below, under the caption "The Mergers--Opinions of Financial Advisors--Salomon" in, and to the inclusion of such opinion letter as Appendix II to, the Joint Proxy Statement/Prospectus of US Order, Inc. and Colonial Data Technologies Corp., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of US Order, Inc. and Colonial Data Technologies Corp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Salomon Brothers Inc

                                          By: /s/ Eduado G. Mestre
                                              ------------------------
                                                 Managing Director

New York, New York
August 28, 1996